Exhibit 99.(a)(2)

LETTER OF TRANSMITTAL

CBS CORPORATION

TENDER OF OUTSTANDING OPTIONS PURSUANT TO THE VOLUNTARY EXCHANGE OFFER TO EXCHANGE OUTSTANDING OPTIONS FOR RESTRICTED SHARES OR RESTRICTED SHARE UNITS

 DATED MAY 3, 2006

 THE RIGHT TO TENDER OUTSTANDING OPTIONS PURSUANT TO THE VOLUNTARY EXCHANGE OFFER WILL COMMENCE ON MAY 3, 2006 AND WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN DAYLIGHT TIME, ON MAY 31, 2006
UNLESS THE VOLUNTARY EXCHANGE OFFER IS EXTENDED BY CBS CORPORATION.

Deliver to:

If by e-mail:	If by facsimile (fax):
cbs.voluntaryexchangeoffer@ey.com	1-866-710-0165 (or 1-201-477-6627 if you are outside the United States when you send the fax)

If you wish to tender your eligible options for exchange, you must properly complete, sign and return to us the signature page to this Letter of Transmittal either (i) electronically via e-mail as an attachment in Adobe PDF format to the following e-mail address: cbs.voluntaryexchangeoffer@ey.com; or (ii) by facsimile transmission to the fax number indicated above. In either event, this Letter of Transmittal must be received no later than 12:00 Midnight, Eastern Daylight Time on May 31, 2006 (or such later date and time to which CBS extends the Voluntary Exchange Offer).

You may also tender your eligible options through the VEO Information Line by dialing 1-800-259-3638 (or 1-201-872-5200 if you are outside the United States when you call) from 9:00 a.m. to 8:00 p.m., Eastern Daylight Time, Monday through Friday (except for the Memorial Day holiday on Monday, May 29, 2006) from May 3, 2006, through May 31, 2006 (or such later date to which CBS extends the Voluntary Exchange Offer). On May 31, 2006 (or such later date to which extends the Voluntary Exchange Offer), the VEO Information Line will be available from 9:00 a.m. to 12:00 Midnight Eastern Daylight Time to accept tenders and withdrawals.

CBS ENCOURAGES YOU TO TENDER YOUR ELIGIBLE OPTIONS BY USING THE CBS VEO INFORMATION LINE DESCRIBED ABOVE. DO NOT RETURN THIS LETTER OF TRANSMITTAL IF YOU TENDER YOUR ELIGIBLE OPTIONS BY TELEPHONE.

Capitalized terms not otherwise defined in this Letter of Transmittal, dated May 3, 2006 have the same meaning as in the Offer to Exchange Outstanding Options for Restricted Shares or Restricted Share Units.

You are not required to tender your eligible options. However, if you elect to participate in the Voluntary Exchange Offer, you must tender all of your in-the-money eligible options and/or all of your out-of-the-money eligible options. By signing and returning this Letter of Transmittal, you hereby tender all of your in-the-money eligible options and/or all of your out-of-the-money eligible options, as indicated on the signature page to this Letter of Transmittal. For a description of eligible options, see the Offer to Exchange Outstanding Options for Restricted Shares or Restricted Share Units, dated May 3, 2006.

CBS CORPORATION (‘‘CBS’’) HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON ITS BEHALF AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR ELIGIBLE OPTIONS PURSUANT TO THE VOLUNTARY EXCHANGE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THE OFFER TO EXCHANGE OUTSTANDING OPTIONS FOR RESTRICTED SHARES OR RESTRICTED SHARE UNITS, DATED MAY 3, 2006 OR THIS LETTER OF TRANSMITTAL OR IN DOCUMENTS TO WHICH CBS HAS REFERRED YOU. CBS HAS AUTHORIZED ERNST &YOUNG TO PROVIDE CERTAIN SERVICES WITH RESPECT TO THE VOLUNTARY EXCHANGE OFFER, BUT CBS HAS NOT AUTHORIZED ERNST & YOUNG OR ANY OTHER PERSON TO PROVIDE FINANCIAL PLANNING SERVICES TO ELIGIBLE EMPLOYEES OR TO MAKE ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR ELIGIBLE OPTIONS PURSUANT TO THE VOLUNTARY EXCHANGE OFFER. IF ANYONE MAKES ANY SUCH RECOMMENDATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION AS HAVING BEEN AUTHORIZED BY CBS.

If you properly complete and deliver this Letter of Transmittal by e-mail or facsimile prior to the expiration of the Voluntary Exchange Offer you will receive a confirmation of receipt. We recommend that you keep a copy of your completed Letter of Transmittal and such receipt for your records.

IMPORTANT NOTE: If you tender eligible options electronically by submitting this Letter of Transmittal via e-mail, any change you make (e.g., withdrawing your election) MUST also be done electronically via e-mail to the following e-mail address: cbs.voluntaryexchangeoffer@ey.com. If you tender eligible options by facsimile, any change you make MUST also be made using facsimile. Regardless of the method you use to tender eligible options, you DO NOT need to provide information or documents via another method as well.

*        *        *        *        *

To CBS Corporation:

By completing and delivering this Letter of Transmittal, I hereby tender to CBS all of my in-the-money eligible options and/or all of my out-of-the-money eligible options to purchase shares of Class B Common Stock of CBS as indicated on the signature page hereto in exchange for restricted shares or, in the event I am not subject to United States income tax, restricted share units, in each case, upon the terms and subject to the conditions set forth in the Offer to Exchange Outstanding Options for Restricted Shares or Restricted Share Units dated May 3, 2006 (the ‘‘Offer to Exchange’’), receipt of which I hereby acknowledge, and this Letter of Transmittal (which together constitute the ‘‘Voluntary Exchange Offer’’).

Subject to, and effective upon, acceptance for exchange of the eligible options tendered herewith in accordance with the terms and subject to the conditions of the Voluntary Exchange Offer (including, if the Voluntary Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, CBS all right, title and interest in and to all the eligible options that are being tendered hereby. I hereby acknowledge that if I tender my eligible options, these options will be cancelled and forfeited upon acceptance by CBS. I acknowledge that CBS has advised me to consult with my own personal advisors as to the consequences of participating or not participating in the Voluntary Exchange Offer. I agree that this Letter of Transmittal is an amendment to my option agreement(s).

I hereby represent and warrant that I have full power and authority to tender the eligible options tendered herewith and that, when and to the extent the same are accepted for exchange by CBS, such options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and the same will not be subject to any adverse claims. I will, upon request, execute and deliver any additional documents deemed by CBS to be necessary or desirable to complete the exchange of the options tendered hereby.

Except by delivery of a Withdrawal Letter prior to the expiration of the Voluntary Exchange Offer as stated in the Offer to Exchange, this tender is irrevocable.

By execution hereof, I acknowledge and understand that:

(1) Tendering my eligible options pursuant to the procedures described in Section 3 of the Offer to Exchange and the instructions hereto will constitute my acceptance of the terms and conditions of the Voluntary Exchange Offer.

(2) CBS’s acceptance for exchange of eligible options tendered pursuant to the Voluntary Exchange Offer will constitute a binding agreement between CBS and me upon the terms and subject to the conditions of the Voluntary Exchange Offer.

(3) The restricted shares or restricted stock units that I will receive in exchange for my eligible options will be subject to vesting, forfeiture and other restrictions, including, without limitation, restrictions on sale, transfer, assignment, pledge or other encumbrances or dispositions, until such time as the restricted shares or restricted share units vest and the restrictions lapse in the manner set forth in the restricted share award certificate or restricted share unit award certificate between CBS and me, as described in the Offer to Exchange.

(4) I acknowledge that the Voluntary Exchange Offer is subject to the terms and conditions described in the Offer to Exchange. I recognize that CBS may amend the Voluntary Exchange Offer at any time and, upon the occurrence of any of the conditions set forth in Section 6 of the Offer to Exchange, CBS may terminate the Voluntary Exchange Offer. In any such event, I understand that if the eligible options tendered herewith are not accepted for exchange, they will be retained by me.

(5) If I accept the Voluntary Exchange Offer and my employment with CBS or one of its majority-owned subsidiaries is terminated for any reason (including death or permanent disability) after such acceptance but prior to the expiration of the Voluntary Exchange Offer, my tender of eligible options in the Voluntary Exchange Offer will be cancelled automatically, and my eligible options will remain outstanding in accordance with their current terms.

I UNDERSTAND THAT THE PUBLIC TRADING PRICE OF CBS CLASS B COMMON STOCK WILL VARY FROM TIME TO TIME DURING THE OFFER PERIOD AND AFTER THE OFFER EXPIRES AT 12:00 MIDNIGHT, EASTERN DAYLIGHT TIME, ON MAY 31, 2006 (OR SUCH LATER DATE AND TIME TO WHICH CBS EXTENDS THE OFFER), SUCH THAT THE PUBLIC TRADING PRICE OF CBS CLASS B COMMON STOCK COULD INCREASE AT SOME TIME DURING THE OFFER PERIOD OR AFTER THE DATE MY TENDERED ELIGIBLE OPTIONS ARE CANCELLED PURSUANT TO THE VOLUNTARY EXCHANGE OFFER RESULTING IN MY FINANCIAL POSITION BEING LESS ADVANTAGEOUS THAN IF I HAD NOT ACCEPTED THE VOLUNTARY EXCHANGE OFFER. BY TENDERING THE ELIGIBLE OPTIONS. I AGREE TO HOLD CBS HARMLESS FOR ANY ACTUAL OR PERCEIVED LOSS SUFFERED BY ME AS A RESULT OF THE VARIANCE IN THE PUBLIC TRADING PRICE OF CBS CLASS B COMMON STOCK DURING THE OFFER PERIOD AND AFTER EXPIRATION OF THE OFFER.

The Voluntary Exchange Offer is not being made to, nor will any tender of eligible options be accepted from or on behalf of, eligible option holders in any jurisdiction in which the making of this Voluntary Exchange Offer or the acceptance of any tender of eligible options would not be in compliance with the laws of such jurisdiction.

Letter of Transmittal

SIGNATURE PAGE

By delivery and execution hereof, I acknowledge that I have read, understand, and agree to all the terms and conditions of the Voluntary Exchange Offer.

Please sign and date in the spaces provided below.

I hereby tender the eligible options as indicated below.

SIGNATURE OF OWNER
X
(Signature of Holder or Authorized Signatory — See Instructions 1 and 3)
Date: , 2006
Print Name:
Division/Title:
Home Address:

Home Telephone No. (with area code):
Work Telephone No. (with area code):
CBS E-mail Address:
Capacity (if applicable See Instruction 3.):

I hereby tender all of my in-the-money eligible options

I hereby tender all of my out-of-the-money eligible options

If you are paid through a payroll outside the United States, please check one of the following:

I am a United States taxpayer

I am not a United States taxpayer

INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Delivery; Letter of Transmittal; Withdrawal Letter.    You may tender your eligible options through the VEO Information Line by dialing 1-800-259-3638 (or 1-201-872-5200 if you are outside the United States when you call) from 9:00 a.m. to 8:00 p.m., Eastern Daylight Time, Monday Through Friday (except for the Memorial Day holiday on Monday, May 29, 2006) from May 3, 2006, through May 31, 2006 (or such later date and time to which CBS extends the Voluntary Exchange Offer). On May 31, 2006 (or such later date to which extends the Voluntary Exchange Offer), the VEO Information Line will be available from 9:00 a.m. to 12:00 Midnight Eastern Daylight Time to accept tenders.

You may also tender eligible options for exchange by completing the information requested in the Signature Page hereof, signing this Letter of Transmittal and returning this Letter of Transmittal to us either (i) electronically via e-mail as an attachment in Adobe PDF format to the following e-mail address, cbs.voluntaryexchangeoffer@ey.com or (ii) by facsimile to 1-866-710-0165 (or 1-201-477-6627 if you are outside the United States when you send the fax), in either case so that it is received by 12:00 Midnight, Eastern Daylight Time on May 31, 2006 (or such later date and time to which CBS extends the Voluntary Exchange Offer).

If you tender your eligible options but then wish to withdraw from the Voluntary Exchange Offer, you may do so at any time prior to 12:00 Midnight, Eastern Daylight Time on May 31, 2006 (or such later date and time to which extends the Voluntary Exchange Offer). If you wish to withdraw your eligible options, you must do so using the same method used to tender the eligible options, either by delivering a properly completed and signed Withdrawal Letter (1) via e-mail as an attachment in Adobe PDF format to the following e-mail address or, cbs.voluntaryexchangeoffer@ey.com (2) by facsimile to 1-866-710-0165 (or 1-201-477-6627 if you are outside the United States when you send the fax), in either case so that it is received before 12:00 Midnight, Eastern Daylight Time on May 31, 2006 (or such later date and time to which extends the Voluntary Exchange Offer). If you tendered eligible options through the VEO Information Line, you must withdraw your eligible options through the VEO Information Line.

THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING LETTERS OF TRANSMITTAL, IS AT THE ELECTION AND RISK OF THE TENDERING OPTION HOLDER. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY TO ENSURE THE LETTER OF TRANSMITTAL IS RECEIVED BY 12:00 MIDNIGHT, EASTERN DAYLIGHT TIME ON MAY 31, 2006 (OR SUCH LATER DATE AND TIME TO WHICH CBS EXTENDS THE OFFER). IF YOU DELIVER THE LETTER OF TRANSMITTAL ELECTRONICALLY VIA E-MAIL OR BY FACSIMILE WE RECOMMEND THAT YOU CONFIRM THAT YOU HAVE RECEIVED A CONFIRMATION OF RECEIPT; IF YOU DO NOT RECEIVE A CONFIRMATION OF RECEIPT, PLEASE CALL THE VEO INFORMATION LINE TO RECEIVE A CONFIRMATION.

CBS ENCOURAGES YOU TO TENDER YOUR ELIGIBLE OPTIONS BY USING THE VEO INFORMATION LINE DESCRIBED ABOVE. DO NOT RETURN THIS LETTER OF TRANSMITTAL IF YOU TENDER YOUR ELIGIBLE OPTIONS BY TELEPHONE.

2. No Partial Tenders.    YOU ARE NOT REQUIRED TO TENDER YOUR ELIGIBLE OPTIONS. HOWEVER, IF YOU ELECT TO PARTICIPATE IN THE OFFER WITH RESPECT TO ANY IN-THE-MONEY ELIGIBLE OPTIONS, YOU MUST TENDER ALL OF YOUR IN-THE-MONEY ELIGIBLE OPTIONS. SIMILARLY, IF YOU ELECT TO PARTICIPATE IN THE OFFER WITH RESPECT TO ANY OUT-OF-THE-MONEY ELIGIBLE OPTIONS, YOU MUST TENDER ALL OF YOUR OUT-OF-THE-MONEY ELIGIBLE OPTIONS.

If you tender your eligible options and they are accepted by CBS they will be cancelled and forfeited upon acceptance by CBS, as described in the Voluntary Exchange Offer.

3. Signatures On This Letter Of Transmittal.    If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to us of the authority of such person so to act must be submitted with this Letter of Transmittal.

4. Requests For Assistance.    If you have questions about which of your stock options are eligible for the Voluntary Exchange Offer or about tendering your eligible options, please contact Ernst & Young at the VEO Information Line from 9:00 a.m. to 8:00 p.m., Eastern Daylight Time, Monday to Friday (except for the Memorial Day holiday on Monday, May 29, 2006) from May 3, 2006 through May 31, 2006 (or such later date to which CBS extends the Voluntary Exchange Offer) by dialing 1-800-259-3638 (or 1-201-872-5800 if you are outside the United States when you call).

5. Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects.    We will determine all questions as to the whether anyone is an eligible employee, whether anyone who has chosen to tender eligible options has tendered all eligible options (as is required by the terms of the Offer to Exchange) and the validity, form, eligibility (including time of receipt) and acceptance of Letters of Transmittal and Withdrawal Letters. Our determination of these matters will be final and binding on all parties. We may reject any Letter of Transmittal, Withdrawal Letter, or options tendered to the extent that we determine they were not properly delivered or to the extent that we determine it would be unlawful to accept the tendered options. We may waive any defect or irregularity in any Letter of Transmittal or Withdrawal Letter with respect to any particular options or any particular option holder. No options will be properly tendered until all defects or irregularities have been cured by the option holder tendering the options or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities involved in the exchange of any options, and no one will be liable for failing to give notice of any defects or irregularities.

6. Important Tax Information.    Please refer to Sections 13 and 14 of the Offer to Exchange for important tax information in connection with participating in the Voluntary Exchange Offer.